UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2017

NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2017, following his confirmation as the Secretary of Commerce of the United States, Mr. Wilbur L. Ross, Jr. resigned from the Board of Directors (the “Board”) of Nexeo Solutions, Inc. (the “Company”). Mr. Ross did not resign as a result of any disagreement with the Company. Mr. Ross was the Chairman of the Board.

On March 6, 2017, the Board appointed Robert J. Zatta to the Board to fill the vacancy created by Mr. Ross’ resignation. Mr. Zatta is a Class III director with his term expiring at the Company’s 2019 annual meeting of stockholders. The Board has not yet appointed Mr. Zatta to serve on any committees of the Board. In addition, on March 6, 2017, the Board appointed Dan F. Smith as the new Chairman of the Board.

Mr. Zatta, age 67, has been an Independent Director of Innophos Holdings, Inc. since January 11, 2016, where he also serves on the Compensation Committee and as Chairman of the Audit Committee. Previously, he served as the Chief Financial Officer of Rockwood Holdings, Inc., a publicly-traded specialty chemicals company, from April 2001 until January 2015, when Rockwood Holdings, Inc. was acquired by Albemarle Corporation. From July 2014 until January 2015, he also served as the Acting Chief Executive Officer of Rockwood Holdings, Inc. Prior to joining Rockwood, he spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. He also served as a Member of the Supervisory Board at CeramTec GmbH. He is a Member of the Board of Trustees at Merrimack College and serves as Chairman of the Audit and Risk Management Committee. Mr. Zatta has a B.S. in Business Administration from Merrimack College and an M.B.A. in Finance from Fairleigh Dickinson University.

His significant industry experience allows him to provide instrumental leadership and strategic business planning experience to our Board.

There are no arrangements or understandings between Mr. Zatta and any other person pursuant to which he was elected to the Board other than Mr. Zatta has been appointed to the Board by WL Ross Sponsor LLC (“WLRS”) in accordance with the terms of the Shareholders’ and Registration Rights Agreement dated March 21, 2016 by and among WLRS, the Company and Nexeo Holdco, LLC.

Mr. Zatta is expected to enter into an indemnification agreement with the Company similar to the indemnification agreements that the Company has entered into with its other directors. The Board has determined that Mr. Zatta is an independent director under the rules of NASDAQ. He will receive the standard non-executive director compensation as more fully described in the Company’s Proxy Statement dated December 15, 2016 under the heading “Executive and Director Compensation-Directors Fees”.

A copy of the press release issued by the Company on March 6, 2017 related to these matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits
Exhibit 99.1 Press Release issued by the Company on March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC.

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: March 6, 2017

Exhibit Index

Exhibit	Description
99.1	Press Release issued by the Company March 6, 2017